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                                                                       EXHIBIT 1




                              CARMIKE CINEMAS, INC.


                    9 3/8% SENIOR SUBORDINATED NOTES DUE 2009
                 UNCONDITIONALLY GUARANTEED AS TO THE PAYMENT OF
                   PRINCIPAL, PREMIUM, IF ANY AND INTEREST BY
                             EASTWYNN THEATRES, INC.
                             WOODEN NICKEL PUB, INC.

                               PURCHASE AGREEMENT

                                                                JANUARY 27, 1999

Goldman, Sachs & Co.,
     As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Carmike Cinemas, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (each, a "PURCHASER" and, collectively, the "PURCHASERS") an aggregate of $200,000,000 principal amount of the 9 3/8% Senior Subordinated Notes due 2009 (the "SECURITIES") of the Company. The Securities will be unconditionally guaranteed as to the payment of principal, premium, if any and interest (the "GUARANTEES") by each of the entities named in Schedule II hereto (each, a "GUARANTOR" and, collectively, the "GUARANTORS").

         Prior to or upon consummation of the Offering, the Company will issue irrevocable redemption notices to the holders of the Existing Notes referred to below (the "REDEMPTION NOTICES") to redeem all of its outstanding (i) 7.90% Senior Notes due 2002, (ii) 7.52% Senior Notes due 2003, and (iii) 10.53% Senior Notes due 2005 (collectively, the "EXISTING NOTES") at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and any applicable premium on a date that is not more than 45 days after the Time of Delivery (as defined in Section 4(a)). Such redemption is herein called the "EXISTING NOTE REDEMPTION".

         1. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

         (a) A preliminary offering circular, dated January 12, 1999 (the "PRELIMINARY OFFERING CIRCULAR"), and an offering circular, dated January 27, 1999 (the "OFFERING CIRCULAR"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities and the Guarantees. Any reference to the

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Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

         (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Offering Circular;

         (c) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (d) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and



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issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except that the Company owns only 80% of the outstanding issued shares of capital stock of Military Services, Inc.;

         (f) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

         (g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, to be dated as of February 3, 1999 (the "INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE") under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (h) The Guarantees have been duly authorized and, upon the due authorization, issuance and delivery of the related Securities and the due endorsement of the Guarantees thereon, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of such Guarantor entitled to the benefits provided by the Indenture under which they are to be issued, and the Guarantees will conform in all material respects to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (i) The exchange and registration rights agreement, to be dated as of February 3, 1999 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company, the Guarantors and the Purchasers has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each Guarantor, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Company and each Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the United States Securities Act of 1933, as amended (the "ACT"), relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "EXCHANGE SECURITIES") to be offered in exchange for the Securities (the "EXCHANGE OFFER"), (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities and (iii) to the extent required by the Registration Rights Agreement, a market making registration statement, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective. The Exchange Securities have been duly authorized for issuance by the Company, and when issued and authenticated in


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accordance with the terms of the Indenture will be the valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable in accordance with their terms. The Guarantees with respect to the Exchange Securities have been duly authorized for issuance by each Guarantor, and when issued in accordance with the terms of the Indenture will be the valid and legally binding obligations of such Guarantor, entitled to the benefits provided by the Indenture, enforceable in accordance with their terms. The Registration Rights Agreement, the Exchange Securities and the Guarantees with respect to the Exchange Securities will conform, in all material respects, to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

         (k) Prior to the date hereof, none of the Company, the Guarantors or any of their respective affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities and the Guarantees;

         (l) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Guarantor or (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (i) and (iii) as would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the United States Securities and Exchange Commission (the "COMMISSION") pursuant to the Act pursuant to Section 5(k) of this Agreement and the related qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended (the "TIA") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Guarantees by the Purchasers;


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         (m) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) as would not, singly or in the aggregate, have a Material Adverse Effect;

         (n) The statements set forth in the Offering Circular under the caption "Description of Notes" insofar as they purport to constitute a summary of certain of the terms of the Securities, and under the captions "Description of Other Indebtedness", "The Preferred Stock Placement", "Certain Relationships and Related Transactions", "Certain United States Federal Income Tax Considerations" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

         (o) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's and the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (p) When the Securities and the Guarantees are issued and delivered pursuant to this Agreement, neither the Securities nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

         (q) The Company is subject to Section 13 or 15(d) of the Exchange Act;

         (r) Each of the Company and the Guarantors is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

         (s) None of the Company, the Guarantors or any person acting on its or their behalf (other than the Initial Purchasers or affiliates of the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has offered or sold the Securities and Guarantees by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities and Guarantees sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, the Guarantors, any affiliate of the Company or the Guarantors and any person acting on its or their behalf (other than the Initial Purchasers or affiliates of the Initial Purchasers, as to whom the Company and the Guarantors



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make no representation) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

         (t) Within the preceding six months, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor (other than the Initial Purchasers or affiliates of the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has offered or sold to any person any Securities or Guarantees, or any securities of the same or a similar class as the Securities or the Guarantees, other than the Securities and Guarantees offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities, the Guarantees or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Securities and Guarantees has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Guarantees in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

         (u) Ernst & Young LLP who has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (v) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

         (w) The Company and its subsidiaries have complied in all material respects with all laws, regulations and orders applicable to it or its businesses the violation of which would have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries; and

         (x) The Company and its subsidiaries own or possess or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL


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PROPERTY") presently employed by them in connection with, and material to, collectively or in the aggregate, the operation of the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries.

         2. Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from February 3, 1999 to the Time of Delivery hereunder, the principal amount of Securities (including the Guarantees thereof) set forth opposite the name of such Purchaser in Schedule I hereto.

         3. Upon the authorization by you of the release of the Securities and Guarantees, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and the Guarantors that:

         (a) It will offer and sell the Securities only to (i) persons whom it reasonably believes are "qualified institutional buyers" ("QIBS") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

         (b) It is an Institutional Accredited Investor; and

         (c) Neither it nor any person acting on its behalf will offer or sell the Securities and Guarantees by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company and the Guarantors will deliver the Securities and the Guarantees to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds to an account designated by the Company, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company and the Guarantors will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 3, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".



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         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 (the "CLOSING LOCATION"), and the Securities and Guarantees will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Company and the Guarantors, jointly and severally, agrees with each of the Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process;

         (c) To furnish the Purchasers with copies of the Offering Circular and two copies of each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional conformed copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of,


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except as provided hereunder any securities of the Company or any Guarantor that are substantially similar to the Securities or the Guarantees;

         (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

         (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the "ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

         (g) If requested by you, to use its reasonable best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

         (h) To furnish to the holders of the Securities within the time periods specified in the Commission's rules and regulations after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, within the time periods specified in the Commission's rules and regulations after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company or any of the Guarantors, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company or the Guarantors is listed; and (ii) such additional information concerning the business and financial condition of the Company or the Guarantors as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

         (k) The Company and the Guarantors shall file and use its reasonable best efforts to cause to be declared or become effective under the Act, on or prior to 180 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Securities and the Guarantees thereon, and the exchange of the Securities for the Exchange


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Securities, all in a manner which will permit persons who acquire the Exchange
Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act; and

         (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

         6. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will, jointly and severally, pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and accountants in connection with the issuance of the Securities and Guarantees and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and Guarantees;
(iii) all expenses in connection with the qualification of the Securities and the Exchange Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys which will be $7,500; (iv) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (v) the cost of preparing the Securities, the Exchange Securities and the Guarantees with respect thereto; (vi) the fees and expenses of the TRUSTEE and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (viii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of its obligations hereunder theretofore to be performed unless otherwise waived by the Initial Purchasers, and the following additional conditions:

         (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (iii), (iv), (v), (vi), (vii), (viii), (ix),
(xiii) and (xiv) of subsection (b) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (b) Troutman Sanders LLP, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you and your counsel, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

                  (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

                  (iv) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

                  (v) The Guarantees have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Guarantors entitled to the benefits provided by the Indenture; and the Guarantees conform in all material respects to the descriptions thereof in the Offering Circular;

                  (vi)  The Exchange Securities have been duly authorized;

                  (vii) The Guarantees with respect to the Exchange Securities have been duly authorized;

                  (viii) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument of the Company and each Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (x) The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that has been identified to such counsel as being material to the Company and its subsidiaries and except for such breaches, violations or defaults that have been waived or consented to by the parties thereto, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                  (xi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for the filing of a registration statement by the Company with the Commission pursuant to the Act pursuant to Section 5(k) of this Agreement and the related qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                  (xii) The statements set forth in the Offering Circular under the caption "Description of Notes" insofar as they purport to constitute a summary of certain of the terms of the Securities, and under the captions "Description of Other Indebtedness", "The Preferred Stock Placement", "Certain Relationships and Related Transactions", "Certain United States Federal Income Tax Considerations" and "Underwriting" insofar as they purport to describe the provisions of the laws and documents referred to therein are accurate and complete summaries of such terms and such provisions, respectively, in all material respects;

                  (xiii) No registration of the Securities under the Act, and no qualification of an indenture under the TIA with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

                  (xiv) Such counsel has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xv) Each of the Company and the Guarantors is not an "investment company", as such term is defined in the Investment Company Act;

                  (xvi) Neither the issuance or sale of the Securities nor the application of the proceeds thereof by the Company as set forth in the Offering Circular will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System; and

                  (xvii) The Offering Circular, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in Rule 144A(d)(4) under the Act.

         (c) Forrest Lee Champion, III, general counsel for the Company and the Guarantors, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you and your counsel, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

                  (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each subsidiary have been duly and validly authorized and issued are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries; provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (iii) The Company and each of its Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company; provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (iv) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries; provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                  (v) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                  (vi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and your counsel. The letter dated the Time of Delivery will address the financial data included in the Offering Circular under the caption "Offering Circular Summary -- Recent Developments" in the manner previously agreed to by Latham & Watkins and Ernst & Young LLP.

         (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

         (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's and any Guarantor's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's and any Guarantor's debt securities;

         (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (v) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;

         (h) The Securities have been designated for trading on PORTAL;

         (i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in the first paragraph of this Section 7 and subsections (e) and (f) of this Section 7 and as to such other matters as you may reasonably request.

         (j) The Company shall have issued the Redemption Notices and evidence as to such, reasonably satisfactory to you and your counsel, shall have been delivered to you;

         (k) The issuance by the Company of the Securities shall not constitute a default or an event of default under the Existing Notes;

         (l) The Company shall use the remaining proceeds of the sale of Securities to repay a portion of the borrowings under the Company's Credit Agreement, dated as of October 17, 1997, by and among the Company and various banks and Wachovia Bank, N.A., as agent (the "EXISTING CREDIT AGREEMENT") and evidence as to such, reasonably satisfactory to you and your counsel, shall have been delivered to you;

         (m) The Company shall have amended the Existing Credit Agreement as described in the Offering Circular and have obtained a waiver under the Existing Credit Agreement to allow the issuance of the Securities and evidence as to such, reasonably satisfactory to you and your counsel, shall have been delivered to you;

         (n) The Company shall have received any consents necessary for the issuance of the Securities under its master lease facility with Movieplex Realty Leasing, L.L.C. (the "MASTER LEASE") and evidence as to such, reasonably satisfactory to you and your counsel, shall have been delivered to you; and

         (o) The Company shall have agreed pursuant to the terms of the Registration Rights Agreement to prepare, file and cause to become effective a Market Making Shelf Registration Statement (as defined therein) with respect to the Securities and Exchange Securities, and to take all other action set forth in the Registration Rights Agreement with respect thereto, and evidence as to such, reasonably satisfactory to you and your counsel, shall have been delivered to you.

         8. (a) The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Purchaser will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and any Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the

Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any proceeding effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Guarantors under this
Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your reasonable opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company and the Guarantors, except for the expenses to be borne by the Company, the Guarantors and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, the Guarantors or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities (including the Guarantees with respect thereto) are not delivered by or on behalf of the Company and the Guarantors as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of one counsel and any local counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9th Floor, New York, New York 10005, Attention: Registration Department; and if to the Company and the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company, a Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Guarantors and each of the Purchasers plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,

                                CARMIKE CINEMAS, INC.



                                By: /s/ F. Lee Champion, III
                                    --------------------------------------




                                EASTWYNN THEATRES, INC.



                                By: /s/ F. Lee Champion, III
                                    --------------------------------------
                                    Name:  F. Lee Champion, III
                                    Title: Senior Vice President/Secretary




                                WOODEN NICKEL PUB, INC.



                                By: /s/ F. Lee Champion, III
                                    --------------------------------------
                                    Name:  F. Lee Champion, III
                                    Title: Secretary


                       Purchase Agreement Signature Page

Accepted as of the date hereof:

Goldman, Sachs & Co.
First Union Capital Markets,
    a division of Wheat First Securities, Inc.
ING Baring Furman Selz LLC



By: /s/ Goldman, Sachs & Co.
    ------------------------
    (Goldman, Sachs & Co.)



                       Purchase Agreement Signature Page

                                   SCHEDULE I


                                                                                             PRINCIPAL
                                                                                             AMOUNT OF
                                                                                            SECURITIES
                                                                                               TO BE
                                          PURCHASER                                          PURCHASED
                                          ---------                                         ----------
Goldman, Sachs & Co. ................................................................      $140,000,000
First Union Capital Markets, a division of Wheat First Securities, Inc...............        30,000,000
ING Baring Furman Selz LLC ..........................................................        30,000,000
                                                                                           ------------
         Total ......................................................................      $200,000,000
                                                                                           ============


                                Schedule I Page 1

                                   SCHEDULE II
                                   GUARANTORS

1. Eastwynn Theatres, Inc.
2. Wooden Nickel Pub, Inc.



                               Schedule II Page 1

                                                                         ANNEX I

         (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S, Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

         In addition,

                  (A) except to the extent permitted under U.S. Treas. Reg. ss.1.163-5(c)(2)(i)(D) (the "D RULES"), (i) each Purchaser agrees that it has not offered or sold, and during the restricted period will not offer or sell, Securities in bearer form to a person who is within the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Securities in bearer form that are sold during the restricted period;

                  (B) each Purchaser represents and agrees that it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Securities in bearer form are aware that such Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;



                                 Annex I Page 1

             (C) if it is a United States person, each such Purchaser represents that it is acquiring the Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. ss.1.163-5(c)(2)(i)(D)(6); and

             (D) with respect to each affiliate that acquires from it Securities in bearer form for the purpose of offering or selling such Securities during the restricted period, such Purchaser either (i) repeats and confirms the representations and agreements contained in clauses (A), (B) and (C) on its behalf or (ii) agrees that it will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (A), (B) and (C).

Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

         (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

         (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

         (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.


                                 Annex I Page 2

                                                                        ANNEX II

         Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

                  (ii) In our opinion, the consolidated financial statements audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

                  (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                  (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                       (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                       (B) any other unaudited income statement data and
                  balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                       (C) the unaudited financial statements which were not
                  included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and

                                 Annex II Page 1
                  balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                  (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries that are subject to the internal control structure policies and procedures of the Company's accounting system and have found them to be in agreement.


                                 Annex II Page 2